UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2010

Commission File Number 333-161795

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1618 N. Fairfax Avenue, Los Angeles, California 90046
(Address of principal executive offices)

323-822-1750
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

On July 8, 2010, Forex International Trading Corp. (the "Company") issued a Convertible Promissory Note to A.T. Limited (“ATL”) in aggregate principal amounts of $500,000 (the “Forex Note”).  In consideration for the Company issuing the Forex Note, ATL issued the Company a Secured and Collateralized Promissory Note in the principle amount of $400,000 (the “ATL Note”).  Concurrent with the conversion of the Forex Note, ATL must make a payment to the Company reducing a pro rata amount owed to the Company under the ATL Note.  On November 8, 2010, the Company and ATL agreed  that various loans in the principal amount of $71,736 (the “Prepaid Amount”) provided by ATL to the Company shall be applied to the ATL Note reducing the principal of the ATL Note by such amount.  Accordingly, upon the initial conversions of the Forex Note, ATL will not be required to make such pro-rata payment reducing the ATL Note until the Prepaid Amount has been exceeded.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Letter Agreement by and between Forex International Trading Group and A.T. Limited dated November 8, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

By:	/s/ Darren Dunckel
Name: Darren Dunckel
CEO, President, CFO, Secretary,
Treasurer and Director

Date:           November 8, 2010
Los Angeles, California

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